Exhibit 99.1

PARAMOUNT CONTACT:	VALERITAS CONTACTS:
J. Jay Lobell	Robert R. Gonnelli
Chief Executive Officer	President and Chief Executive Officer
Paramount Acquisition Corp.	Valeritas, LLC
(212) 554-4522	(201) 825-8882
jlobell@paramountbio.com	bgonnelli@valeritas.com

or

Judy Brennan/Laurence E. White
Investor Relations Counsel
Citigate Sard Verbinnen
(312) 895-4700
jbrennan@sardverb.com/
lwhite@sardverb.com

FOR IMMEDIATE RELEASE

VALERITAS BUILDS DIABETES LEADERSHIP TEAM TO

COMMERCIALIZE h-Patch™ INSULIN DELIVERY SYSTEM

AND OTHER PRODUCTS IN METABOLISM AREA

Matthew Nguyen Joins from Johnson & Johnson as

Vice President of Integrated Healthcare Management & Analytics

Ramsey, NJ, September 14, 2006 — Valeritas, LLC — a wholly-owned subsidiary of life sciences innovator BioValve Technologies, Inc. with a focus on developing and commercializing medical technologies for the treatment of diabetes and other acute and chronic diseases — announced today that it has hired Matthew H. Nguyen, PharmD to serve as Vice President of Integrated Healthcare Management & Analytics, Metabolics.

Mr. Nguyen, 37, will join the commercial leadership team of Valeritas’ metabolics business unit, reporting directly to John Timberlake, Executive Vice President and General Manager for Metabolics. He will play a critical role in developing the commercialization strategies for Valeritas products in the metabolism area, with his near-term focus on the company’s lead product, h-Patch™ insulin delivery system that is scheduled for commercial launch in the second half of 2007.  In particular, he will be responsible for developing and implementing the reimbursement and contracting strategies.

Mr. Nguyen joins Valeritas from Johnson & Johnson where, as New Business Development Director, he was involved in assessing potential acquisition candidates and M&A targets across a range of therapeutic areas.  Prior to Johnson & Johnson, Mr. Nguyen worked at sanofi-aventis, where he advanced through a number of positions.  In the company’s Metabolism business unit, he played a key role in the creation and execution of the marketing campaign for the launch of both Acomplia® and Apidra®, two important drugs in the metabolism arena.  He also served as Senior Manager, New Products Commercialization, Metabolism, where he oversaw the product management and commercialization of drugs in development for obesity and diabetes.  In that role, Mr. Nguyen was responsible for the commercial analysis and recommendations, in-license opportunity analysis, business development commercial assessments and pre-launch tactical planning and execution. Mr. Nguyen also served as Senior Manager, Health Economics and Outcomes Research where he headed a team that provided research-based health economics strategies and tactics to support franchise products in metabolism and internal medicine for sanofi-aventis’ U.S. Medical Affairs division. He was also Director of Analytics and Commercial Effectiveness, Bone/CNS Business and drove that unit’s return-on-investment assessments for all major resource allocation decisions.

“Matt’s deep knowledge of the diabetes market and his hands-on experience in developing and managing successful commercialization strategies for products in the metabolism area will clearly be a significant asset to our diabetes unit’s commercial leadership team,” said Robert R. Gonnelli, President and Chief Executive Officer of Valeritas, and the company’s founder.  “Working closely with John Timberlake, Matt will be responsible for driving various key components of the strategic commercialization process of our diabetes products. He’ll play a key role in developing specific plans to optimize sales and profits, conducting extensive risk assessment, determining pricing and contracting strategies, and setting trade and distribution goals.

“With Matt and John now part of the company, and our strong balance sheet after the close of our transaction with Paramount Acquisition Corp. expected by year-end, I am excited that we will have the momentum needed to launch the h-Patch insulin delivery system and the company’s other products in the metabolism area to market successfully,” Mr. Gonnelli concluded.

Before sanofi-aventis, Mr. Nguyen was at Knoll Pharmaceutical Company, where he provided a support role to the sales and marketing team for a number of the company’s key products, including Synthroid® and Meridia®.  Prior to Knoll, he was a Pharmacoeconomics & Outcomes Research Fellow at Janssen Phamaceutica Incorporated and a Pharmacy Intern/Clinical Pharmacist at Children’s Hospital of Philadelphia. Mr. Nguyen earned an M.B.A. from Rutgers University, as well as a Doctor of Pharmacy and a B.S. in Pharmacy from the Philadelphia College.

About BioValve and Valeritas, LLC

Founded in 1998, BioValve Technologies, Inc. is an innovator in life sciences focused on the development and commercialization of selected pharmaceutical assets and several proprietary medical technologies.  Valeritas, LLC, a wholly-owned subsidiary of BioValve, was recently formed through BioValve’s contribution of medical technology assets to Valeritas, and Valeritas’ assumption of liabilities related to those assets. Valeritas’ medical technology portfolio includes h-Patch™, and e-Patch ™ Controlled Release Disposable Micro Pump System, Mini-Ject ™ Pre-Filled Needle Free Delivery System and the Micro-Trans ™ Microneedle Transdermal Delivery Patch. These technologies, when combined with certain compounds, are designed to provide unique products that allow precise dosing in previously difficult to treat conditions. Valeritas’ medical technologies portfolio is headlined by h-Patch™, a single-use, daily disposable basal-bolus delivery system providing intensive insulin management for patients who would benefit from more rigorous therapy throughout the day.  Headquartered in Ramsey, NJ, Valeritas operates its R&D and clinical manufacturing from BioValve’s facilities in Westborough, MA. Valeritas is currently in negotiations to lease space in Shrewsbury, MA to develop a state-of-the-art manufacturing and R&D facility.

BioValve and Valeritas have entered into a definitive agreement with Paramount Acquisition Corp. whereby Paramount will acquire a majority interest in Valeritas. Upon completion of the transaction following Paramount stockholder approval and the satisfaction of customary closing conditions, Paramount will own approximately 58% of Valeritas, LLC. At closing, Paramount will change its name to Valeritas, Inc. and seek to be listed on Nasdaq.

About Paramount Acquisition Corp.

Paramount Acquisition Corp. (OTCBB:  PMQC, PMQCU, PMQCW) is a Special Purpose Acquisition Company™ that was formed for the specific purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with an operating business in the healthcare industry.  Paramount raised net proceeds of approximately $53 million through its initial public offering consummated in October 2005 and exercise of the over-allotment option, and has dedicated its attention since the offering to seeking and evaluating business combination opportunities.

Paramount Acquisition Corp. is an affiliate of Paramount BioSciences, LLC which focuses on the development of promising in-licensed drug candidates. Founded in 1991 by Lindsay A. Rosenwald, M.D., Paramount Biosciences is a unique drug development company that, with the assistance of its affiliated life sciences merchant bank, has created approximately 40 start-up companies over the past 15 years.  Since its inception, Paramount and its affiliated companies have been involved in the clinical development of more than 60 drug candidates — several of which have reached the market — and have over 40 compounds in clinical development today.  Paramount Biosciences has extensive experience in all facets of the development of emerging life sciences companies and provides its portfolio companies a wide range of professional and financial support services.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Paramount, Valeritas and their combined business after completion of the proposed business combination.  Forward-looking statements are statements that are not historical facts.  Such forward-looking statements, based upon the current beliefs and expectations of Paramount’s and BioValve’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  compliance with government regulations; changes in legislation or regulatory environments, requirements or changes adversely affecting the medical device business, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition from or introduction of new and superior products by other providers of drug delivery technologies and pharmaceuticals; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Paramount’s Annual Report on Form 10-KSB for the year ended December 31, 2005.  The information set forth herein should be read in light of such risks.  Neither Paramount nor Valeritas assumes any obligation to update the information contained in this press release.

Additional information concerning the transaction involving BioValve, Valeritas and Paramount is included in the Current Report on Form 8-K filed on August 28, 2006 by Paramount with the Securities and Exchange Commission (the “SEC”).  A stockholder meeting will be announced soon to obtain Paramount stockholder approval for the transactions. Paramount intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the transaction, which will be mailed to Paramount’s stockholders. PARAMOUNT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AGREEMENT, PARAMOUNT AND VALERITAS. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from Paramount, at 787 7th Avenue, 48th Floor, New York, New York  10019.

Paramount, Valeritas and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Paramount’s stockholders with respect to the transaction.  Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Paramount, Valeritas and their respective officers and directors in the proposed transaction by reading Paramount’s proxy statement, which will be filed with the SEC.